UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 9, 2006

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3775 North First Street

San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 952-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers.

(c) Effective January 9, 2006, Mr. Rudy W. Mui was appointed to serve as Chief Operating Officer and an Executive Vice President of RAE Systems Inc. (the “Company”).

Mr. Mui joined the Company in December 2003, and has been the Company’s Vice President of Marketing since July 2004. Prior to joining the Company, Mr. Mui was Vice President of Marketing for Metara Incorporated from 2001 to 2003. From 1999 to 2001, Mr. Mui was Vice President of Marketing for Crossbow Technology and from 1995 to 1999, Director of Strategic Marketing for LAM Research Corporation. Mr. Mui received his B.S. in Computer Engineering and B.A. in Economics from the University of Michigan, Ann Arbor, Michigan. Mr. Mui also received an M.B.A. and M.S. in Electrical Engineering from Santa Clara University, Santa Clara, California. Mr. Mui will serve as Acting Vice President of Marketing of the Company until the Company appoints a successor to such position. Mr. Mui is 45 years old.

As Chief Operating Officer and Executive Vice President of the Company, Mr. Mui’s annual salary remains $170,000. Mr. Mui’s position is “at will” under California law, terminable with or without cause or notice at any time by either Mr. Mui or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2006

RAE SYSTEMS INC.

By:	/s/ Robert I. Chen
Name:	Robert I. Chen
Title:	President, Chief Executive Officer and Chairman of the Board